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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our report dated May 10, 1996 (except for the first paragraph of Note 8 as to which the date is September 30, 1996), accompanying the financial statements of Isonics Corporation contained in this Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

Grant Thornton LLP

San Jose, California
September 30, 1996